Calculation of Filing Fee Tables
S-3
Super Micro Computer, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Depositary Shares representing a 1/20th interest in a share of 7.00% Series A Mandatory Convertible Preferred Stock	457(r)	86,250,000	$ 50.00	$ 4,312,500,000.00	0.0001381	$ 595,556.25
Fees to be Paid	2	Equity	Common Stock, par value $0.001 per share	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,312,500,000.00		$ 595,556.25
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 595,556.25
Offering Note
[1]	Included in this exhibit are 86,250,000 Depositary Shares (the "Depositary Shares"), each representing a 1/20th interest in a share of the Registrant's 7.00% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the "Mandatory Convertible Preferred Stock"). The fee payable in connection with the offering relating to this exhibit has been calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), and paid in accordance with Rule 456(b) under the Securities Act. Included in this exhibit are: (i) 156,819,750 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), issuable upon conversion of 4,312,500 shares of Mandatory Convertible Preferred Stock at the initial maximum conversion rate of 36.3640 shares of Common Stock per Depositary Share; and (ii) up to 85,030,312 shares of Common Stock issuable on account of unpaid dividends, based on the initial floor price of $9.625 per share of Common Stock, as described in the prospectus supplement relating to the registration statement to which this exhibit is attached. Under Rule 416, the number of shares of Common Stock whose offer and sale are registered hereby includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. Additionally, under Rule 457(i), there is no additional filing fee payable with respect to the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege or upon mandatory conversion.

[2]	Included in this exhibit are 86,250,000 Depositary Shares (the "Depositary Shares"), each representing a 1/20th interest in a share of the Registrant's 7.00% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the "Mandatory Convertible Preferred Stock"). The fee payable in connection with the offering relating to this exhibit has been calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), and paid in accordance with Rule 456(b) under the Securities Act. Included in this exhibit are: (i) 156,819,750 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), issuable upon conversion of 4,312,500 shares of Mandatory Convertible Preferred Stock at the initial maximum conversion rate of 36.3640 shares of Common Stock per Depositary Share; and (ii) up to 85,030,312 shares of Common Stock issuable on account of unpaid dividends, based on the initial floor price of $9.625 per share of Common Stock, as described in the prospectus supplement relating to the registration statement to which this exhibit is attached. Under Rule 416, the number of shares of Common Stock whose offer and sale are registered hereby includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. Additionally, under Rule 457(i), there is no additional filing fee payable with respect to the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege or upon mandatory conversion.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $4,312,500,000.00. The prospectus is a final prospectus for the related offering.